Exhibit 99.1

CYBERSOURCE CORPORATION

1295 CHARLESTON ROAD

MOUNTAIN VIEW, CA 94043

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by CyberSource Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CyberSource Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CYBRS1            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYBERSOURCE CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

Vote on Proposals

1.	Proposal to approve the issuance of CyberSource common stock in connection with the mergers contemplated by the Agreement and Plan of Reorganization, dated June 17, 2007, by and among Authorize.Net Holdings, Inc., CyberSource, Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource, and Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource.	For ☐	Against ☐	Abstain ☐
2.	Proposal to amend the CyberSource amended and restated certificate of incorporation to increase the number of shares of authorized common stock, par value $0.001, from 50 million to 125 million	For ☐	Against ☐	Abstain ☐
3.	Proposal to amend the CyberSource Amended and Restated 1999 Stock Option Plan to extend the plan for an additional three years and to increase the number of shares reserved thereunder from 11.0 million shares to 15.5 million shares.	For ☐	Against ☐	Abstain ☐
4.	Proposal to grant discretionary authority to management of CyberSource to adjourn the special meeting to a date not later than •, 2007, if necessary, to solicit additional proxies if there appear to be insufficient votes at the time of the special meeting to approve the foregoing proposals.	For ☐	Against ☐	Abstain ☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 AND 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CYBERSOURCE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

    •    , 2007

The undersigned hereby appoints William S. McKiernan and Richard Scudellari, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CyberSource Corporation that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Pacific Time, on • , 2007, at the company’s headquarters located at 1295 Charleston Rd., Mountain View, California 94043, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING

THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE